Fourth Quarter 2019 Earnings Call February 7, 2020 Supplemental information

Forward-looking statements The information contained in this presentation includes certain estimates, projections and other forward-looking information that reflect Encompass Health’s current outlook, views and plans with respect to future events, including legislative and regulatory developments, strategy, capital expenditures, acquisition and other development activities, cyber security, dividend strategies, repurchases of securities, effective tax rates, financial performance, financial assumptions, business model, balance sheet and cash flow plans, market share, development of new information tools and models, and shareholder value-enhancing transactions. These estimates, projections and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. Encompass Health undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the earnings release attached as Exhibit 99.1 to the Company’s Form 8-K dated February 6, 2020 (the “Q4 Earnings Release Form 8-K”), the Form 10-K for the year ended December 31, 2019, when filed, and in other documents Encompass Health previously filed with the SEC, many of which are beyond Encompass Health’s control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note regarding presentation of non-GAAP financial measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, leverage ratios, adjusted earnings per share, and adjusted free cash flow. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. The Q4 Earnings Release Form 8-K, to which the following presentation is attached as Exhibit 99.2, provides further explanation and disclosure regarding Encompass Health’s use of non-GAAP financial measures and should be read in conjunction with this supplemental information. Encompass Health 2

Table of contents Q4 2019 summary.................................................................................................... 4-5 Clinical collaboration ............................................................................................... 6 Inpatient rehabilitation segment ................................................................................. 7-8 Home health & hospice segment.................................................................................. 9-10 Consolidated Adjusted EBITDA..................................................................................... 11 Earnings per share................................................................................................... 12-13 Adjusted free cash flow ............................................................................................ 14 Guidance.............................................................................................................. 15-16 Free cash flow assumptions and uses............................................................................. 17-18 Overview of rollover shares and SARs ............................................................................ 19 Appendix Map of locations ..................................................................................................... 21 Rebranding and name change ..................................................................................... 22 Expansion activity ................................................................................................... 23 Pre-payment claims denials - inpatient rehabilitation segment ............................................. 24 Business outlook ..................................................................................................... 25-28 Debt schedule and maturity profile .............................................................................. 29-30 New-store/same-store growth..................................................................................... 31-33 Payment sources (percent of revenues) ......................................................................... 34 Inpatient rehabilitation operational and labor metrics ....................................................... 35 Home health & hospice operational metrics .................................................................... 36 Share information ................................................................................................... 37 Segment operating results ......................................................................................... 38-39 Reconciliations to GAAP ............................................................................................ 40-48 End notes ............................................................................................................. 49-50 Encompass Health 3

Q4 2019 summary Q4 Full Year ($millions) 2019 2018 Growth 2019 2018 Growth Encompass Health Consolidated Net operating revenues $ 1,184.4 $ 1,096.0 8.1% $ 4,605.0 $ 4,277.3 7.7% Adjusted EBITDA $ 238.2 $ 221.8 7.4% $ 964.9 $ 901.0 7.1% Inpatient Rehabilitation Segment Net operating revenues $ 896.7 $ 845.7 6.0% $ 3,513.0 $ 3,346.2 5.0% Adjusted EBITDA $ 225.1 $ 211.7 6.3% $ 899.6 $ 871.9 3.2% Home Health and Hospice Segment Net operating revenues $ 287.7 $ 250.3 14.9% $ 1,092.0 $ 931.1 17.3% Adjusted EBITDA $ 49.6 $ 44.1 12.5% $ 195.8 $ 162.4 20.6% Major takeaways: u Strong revenue growth Ÿ Inpatient rehabilitation segment ü Discharge growth of 5.2%; same store = 3.2% ü Net revenue per discharge increase of 0.9% Ÿ Home health and hospice segment ü Home health admissions growth of 18.9%; same store = 6.6% ü Revenue per episode decrease of 2.4% u Consolidated Adjusted EBITDA increased 7.4%; full-year increase of 7.1% u Adjusted EPS of $0.85 per diluted share increased 6.3%; full-year increase of 7.7% - see pages 12 and 13. u FY 2019 adjusted free cash flow of $516.5 million - see page 14. Encompass Health Reconciliations to GAAP provided on pages 40-48 4

Q4 2019 summary (cont.) u Expansion activity (see page 23) Ÿ Announced plans to build a new 40-bed inpatient rehabilitation hospital in Toledo, Ohio; expected to be operational in late 2020 Ÿ Added 40 beds to existing hospitals, bringing full-year 2019 bed additions to 152 beds Ÿ Opened one new home health location in Vero Beach, Florida and one new hospice location in Greensburg, Pennsylvania u Balance sheet Ÿ Leverage ratio of 3.2x at end of year Ÿ Redeemed $400 million of 5.75% Senior Notes due 2024 at 100.958% in November 2019 Ÿ Amended senior credit facility in November 2019 ü Increased size of revolver from $700 million to $1 billion ü Extended agreement’s maturity by two years to 2024 u Shareholder and other distributions Ÿ Paid quarterly cash dividend of $0.28 per share in October 2019 Ÿ Declared a $0.28 per share quarterly cash dividend in October 2019 (paid in January 2020) Ÿ Received notice of exercise from holders of Home Health Holdings in January 2020 for a portion of their vested rollover shares and all of their SARs (see page 19) ü Expect to settle the exercises upon payment of approximately $263 million in cash in February 2020 Ÿ Repurchased 776,334 shares of common stock for approximately $46 million in full-year 2019(1) Encompass Health Refer to pages 49-50 for end notes. 5

The Company continues to improve the patient experience and outcomes through integrated care delivery. Inpatient rehabilitation–home health clinical collaboration As of December 31, 2019, (all payors) overlap markets* Encompass Health had 89 overlap markets.* 35.6% Clinical collaboration objectives: 34.0% Ÿ Improve patient experience 24,560 and outcomes Clinical Collaboration29.5% Rate 89 21,547 Ÿ Reduce total cost of care 25.4% across a post-acute episode 17,947 Coordination between our IRFs 13,800 and HH teams is resulting in lower 18.5% 81 discharges to SNFs and higher discharges home. 8,555 42,950 41,858 44,479 40,637 76 The clinical collaboration rate 37,671 with Encompass Health’s 72 inpatient rehabilitation hospitals 71 increased 160 basis points in 2019 compared to 2018. The Company’s clinical collaboration rate objective is 2015 2016 2017 2018 2019 40% in the near term. Encompass Health EHC Home Health Overlap Markets IRF discharges to: Non-EHC Home Health * Overlap markets have an Encompass Health IRF and an Encompass Health home health location within an Encompass Health approximate 30-mile radius, excluding markets that have home health licensure barriers. Overlap 6 markets are open for 12 months before inclusion in the clinical collaboration rate.

Inpatient rehabilitation segment - revenue

($millions)		Q4 2019		Q4 2018	Favorable/ (Unfavorable)
Net operating revenues:					
Inpatient	$	873.5	$	822.8	6.2%
Outpatient and other		23.2		22.9	1.3%
Total segment revenue	$	**896.7**	$	**845.7**	6.0%
(Actual Amounts)					
Discharges		47,885		45,498	5.2%
Same-store discharge growth					3.2%
Net patient revenue per discharge	$	18,242	$	18,084	0.9%
Revenue reserves related to bad debt as a percent of revenue		1.7%		1.5%	20 basis points

- Revenue growth was driven by volume and pricing growth.
  - New-store discharge growth resulted from joint ventures in Winston-Salem, NC (October 2018), Lubbock, TX (May 2019), and Boise, ID (July 2019) and a wholly owned hospital in Katy, TX (September 2019).
  - New-store growth also resulted from a joint venture hospital in Yuma, Arizona changing from the equity method of accounting to a consolidated entity effective July 1, 2019.[(2)]
  - Growth in net patient revenue per discharge reflects the implementation of CMS Section GG for reimbursement purposes on October 1, 2019 (see page 26).
  - Growth in net patient revenue per discharge benefited from prior period cost report adjustments and the timing of discharges between fiscal quarters.
  - Other revenue in Q4 2019 included $2.5 million of business interruption insurance recoveries related to Hurricane Michael (October 2018).
  - Revenue reserves related to bad debt as a percent of revenue increased 20 basis points primarily due to a new, industry wide post-payment review initiated by a supplemental review contractor.

Encompass Health
Refer to pages 49-50 for end notes.
7

Inpatient rehabilitation segment - Adjusted EBITDA

($millions)	Q4 2019	% of Revenue	Q4 2018	% of Revenue
Net operating revenues	$ 896.7		$ 845.7	
Operating expenses:				
Salaries and benefits	(465.4)	51.9%	(437.2)	51.7%
Other operating expenses[(a)]	(135.8)	15.1%	(128.2)	15.2%
Supplies	(37.7)	4.2%	(36.4)	4.3%
Occupancy costs	(15.7)	1.8%	(16.4)	1.9%
Hospital operating expenses	(189.2)	21.1%	(181.0)	21.4%
Other income[(b)]	4.0		0.1	
Equity in nonconsolidated affiliates	1.0		2.0	
Noncontrolling interests	(22.0)		(17.9)	
Segment Adjusted EBITDA	**$ 225.1**		**$ 211.7**	
Percent change	6.3%			
In arriving at Adjusted EBITDA, the following were excluded:				
(a) Loss on disposal of assets	$ 7.8		$ 3.5	
(b) Change in fair market value of equity securities	$ 0.4		$ 0.8	

- All expense ratios were negatively impacted in Q4 2019 by an increase in revenue reserves related to bad debt (see page 24).
- Expense ratios were positively impacted in Q4 2019 by $2.5 million of revenue from business interruption insurance recoveries related to Hurricane Michael.
- Salaries and benefits increased as a percent of revenue primarily due to a 3.5% increase in salaries and wages per full-time equivalent, inclusive of $1.5 million of training and education costs associated with the transition to CMS Section GG
- Benefit costs per full-time equivalent decreased year over year due to workers' compensation reserve adjustments related to prior claim years.

Encompass Health

Reconciliations to GAAP provided on pages 40-48

8

Home health and hospice segment - revenue Q4 Q4 Favorable/ ($millions) 2019 2018 (Unfavorable) Net operating revenues: Home health revenue $ 236.9 $ 215.3 10.0 % Hospice revenue 50.8 35.0 45.1 % Total segment revenue $ 287.7 $ 250.3 14.9 % Home Health Metrics (Actual Amounts) Admissions 41,781 35,151 18.9 % Same-store admissions growth 6.6 % Episodes 73,055 64,037 14.1 % Same-store episode growth 2.0 % Revenue per episode $ 2,901 $ 2,972 (2.4)% u Revenue growth was driven by volume growth. Ÿ New-store admissions growth included the acquisition of Alacare on July 1, 2019. u Revenue per episode decreased due primarily to the patient mix of the former Alacare locations and the timing of episodes between fiscal quarters. u Hospice revenue increased primarily due to the acquisition of Alacare and same-store admissions growth of 10.1%. Encompass Health 9

Home health and hospice segment - Adjusted EBITDA Q4 Q4 % of % of ($millions) 2019 Revenue 2018 Revenue Net operating revenues $ 287.7 $ 250.3 u Segment Adjusted EBITDA Cost of services (133.4 46.4 (116.1 46.4 for 2019 included the ) % ) % acquisition of Alacare Support and overhead costs (103.6) 36.0% (88.3) 35.3% which closed on July 1, Operating expenses (237.0) 82.4% (204.4) 81.7% 2019 u Support and overhead Equity in net income of nonconsolidated affiliates 0.2 0.3 costs as a percent of Noncontrolling interests(a) (1.3) (2.1) revenue increased primarily due to higher Segment Adjusted EBITDA $ 49.6 $ 44.1 group medical costs and Percent change 12.5% the integration of Alacare. In arriving at Adjusted EBITDA, the following were excluded: (a) SARs mark-to-market impact on noncontrolling interests (see page 19) $ (0.7) $ (0.4) Encompass Health Reconciliations to GAAP provided on pages 40-48 10

Consolidated Adjusted EBITDA Consolidated Adjusted EBITDA for the quarter of $238.2 million % of Consolidated % of Consolidated ($millions) Q4 2019 Revenue Q4 2018 Revenue Inpatient rehabilitation segment Adjusted EBITDA $ 225.1 $ 211.7 Home health and hospice segment Adjusted EBITDA 49.6 44.1 General and administrative expenses* (36.5) 3.1% (34.0) 3.1% Consolidated Adjusted EBITDA $ 238.2 $ 221.8 Percentage change 7.4% General and Administrative Expenses Associated with Rebranding and Name Change ($millions) Q1 Q2 Q3 Q4 Year to Date 2019 $ 0.8 $ 0.2 $ 0.3 $ — $ 1.3 2018 3.6 2.8 1.9 2.6 10.9 2017 0.5 1.7 1.5 2.5 6.2 See rebranding and name change information on page 22. * General and administrative expenses in the above table exclude stock compensation of $27.4 million and $20.3 million for the fourth quarter Encompass Health of 2019 and 2018, respectively, as well as $0.1 million in transaction costs for the fourth quarter of 2019. 11 . Reconciliations to GAAP provided on pages 40-48

Earnings per share - as reported

(In Millions, Except Per Share Data)	Q4 2019	Q4 2018	Year Ended 2019	Year Ended 2018
Adjusted EBITDA	$ 238.2	$ 221.8	$ 964.9	$ 901.0
Depreciation and amortization	(58.4)	(52.9)	(218.7)	(199.7)
Interest expense and amortization of debt discounts and fees	(44.5)	(36.7)	(159.7)	(147.3)
Stock-based compensation expense	(27.4)	(20.3)	(114.4)	(85.9)
Loss on disposal of assets	(7.8)	(3.5)	(11.1)	(5.7)
	100.1	108.4	461.0	462.4
Certain items non-indicative of ongoing operating performance:				
Loss on early extinguishment of debt[3]	(5.4)	—	(7.7)	—
Transaction costs	(0.1)	—	(2.1)	(1.0)
Gain on consolidation of Yuma[2]	—	—	19.2	—
SARs mark-to-market impact on noncontrolling interests (see page 19)	0.7	0.4	5.0	2.6
Change in fair market value of equity securities	(0.4)	(0.8)	0.8	(1.9)
Government, class action, and related settlements[4]	—	(52.0)	—	(52.0)
Payroll taxes on SARs exercise (see page 19)	—	—	(1.0)	—
Pre-tax income	94.9	56.0	475.2	410.1
Income tax expense	(27.3)	(29.4)	(115.9)	(118.9)
Income from continuing operations*	$ 67.6	$ 26.6	$ 359.3	$ 291.2
Diluted shares (see page 37)	99.5	100.0	99.4	99.8
Diluted earnings per share*	**$ 0.68**	**$ 0.26**	**$ 3.62**	**$ 2.92**

- The increase in EPS for both periods of 2019 resulted primarily from increased Adjusted EBITDA, a lower effective tax rate, and the accrual for loss contingencies[4] in 2018. EPS for full-year 2019 also benefited from a gain on the consolidation of Yuma Rehabilitation Hospital[2].
- Higher interest expense resulted from increased debt in 2019, including the funding of the Alacare acquisition and purchase of the Home Health Holdings rollover shares and exercise of SARs (see page 19).
- Stock-based compensation increased in 2019 due to higher SARs cost resulting from an increase in the applicable peer multiple and Adjusted EBITDA growth in the home health and hospice segment (see page 19).
- The lower effective tax rate in 2019 resulted primarily from the deductible portion of the DOJ Settlement[4] and windfall tax benefits related to the vesting of share-based compensation.

* Earnings per share are determined using income from continuing operations attributable to Encompass Health.
Refer to pages 49-50 for end notes.

Encompass Health

12

Adjusted earnings per share(5) Q4 Year Ended 2019 2018 2019 2018 Earnings per share, as reported $ 0.68 $ 0.26 $ 3.62 $ 2.92 Adjustments, net of tax: Government, class action, and related settlements(4) — 0.52 — 0.52 Mark-to-market adjustment for stock appreciation rights (see page 19) 0.11 0.03 0.47 0.21 Transaction costs — — 0.02 0.01 Income tax adjustments 0.02 (0.02) (0.10) (0.03) Loss on early extinguishment of debt(3) 0.04 — 0.06 — Change in fair market value of equity securities — 0.01 (0.01) 0.01 Gain on consolidation of Yuma(2) — — (0.14) — Payroll taxes on SARs exercise — — 0.01 — Adjusted earnings per share* $ 0.85 $ 0.80 $ 3.91 $ 3.63 Adjusted earnings per share removes from the GAAP earnings per share calculation the impact of items the Company believes are non-indicative of its ongoing operating performance. * Adjusted EPS may not sum due to rounding. See complete calculations of adjusted earnings per share on pages 45-48. Encompass Health 13 Refer to pages 49-50 for end notes.

2019 Adjusted free cash flow(6) $63.9 $10.7 ($70.1) ($11.9) ($14.2) $538.1 $516.5 Adjusted free cash Adjusted Working capital Cash interest Cash tax Maintenance Adjusted free cash flow FY 2018 EBITDA and other payments payments, capital expenditures flow FY 2019 net of refunds u Adjusted free cash flow for 2019 decreased as higher Adjusted EBITDA was primarily offset by an increase in working capital. Ÿ Increased working capital primarily resulted from higher accounts receivable related to TPE and other claims reviews in both segments. Reconciliations to GAAP provided on pages 40-48 Encompass Health 14 Refer to pages 49-50 for end notes.

2020 Guidance 2019 2020 Actuals Guidance Net operating revenues Net operating revenues $4,605.0 million $4,850 million to $4,950 million Adjusted EBITDA(7) Adjusted EBITDA(7) $964.9 million $935 million to $965 million Adjusted earnings per share Adjusted earnings per share from continuing operations from continuing operations attributable to Encompass attributable to Encompass Health(5) Health(5) $3.91 $3.50 to $3.72 Encompass Health Refer to pages 49-50 for end notes. 15

2020 Guidance considerations

Inpatient Rehabilitation

- Estimated 0% to 0.75% increase in Medicare pricing for Q1 through Q3 and anticipated 2.5% increase for Q4 (see page 26)
- Salary increase of approx. 3.0%; benefits increase of approx. 8.0% to 12.0%
- Revenue reserve related to bad debt of 1.4% to 1.6% of net operating revenues
- Administrative costs related to ongoing training and education for Section GG

Home Health and Hospice

- Estimated 2.0% to 3.0% net Medicare pricing decrease for CY 2020 for home health (see page 27)
- Salary increase of approx. 3.0%; benefits increase of approx. 8.0% to 12.0%
- Inclusive of $50 million to $100 million of home health and hospice acquisitions
- Administrative costs related to PDGM and the Review Choice Demonstration program
- Rollout of Medalogix and its impact on visit utilization and resulting impact on productivity in the first half of the year

Consolidated

- Continued investments of approximately $5 million in strategic initiatives, including post-acute innovation and advanced technology
- Increased interest expense due to increased debt in 2019 and funding of the rollover shares and SARs in 2020
- Increased depreciation and amortization resulting from 2019 and 2020 development activities and capital expenditures
- Diluted share count of ~100 million shares
- Tax rate of ~26%

Encompass Health 16

Adjusted free cash flow(6) assumptions Certain cash flow items 2019 2020 (millions) Actuals Assumptions u Increased cash interest payments expected in 2020 due to new borrowings in 2019 to fund the acquisition of Alacare Cash interest payments (net of and the exercise of the home amortization of debt discounts $155.2 $165 to $175 health rollover shares and SARs and fees) plus 2020 borrowings to fund the final tranche of rollover shares and SARs (see page 19) Cash payments for income taxes, u $104.1 $60 to $80 Decreased cash payments for net of refunds income taxes expected in 2020 due to overpayments in 2019 and the expected deduction for the exercise of 2020 SARs (see Working capital and other $22.0 $40 to $60 page 19). Maintenance CAPEX $167.1 $155 to $165 Adjusted free cash flow $516.5 $455 to $545 Encompass Health Reconciliations to GAAP provided on pages 40-48; Refer to pages 49-50 for end notes. 17

Uses of free cash flow 2019 2020 Actuals Assumptions IRF bed expansions $39.8 $40 to $50 New IRFs - De novos 114.2 200 to 240 Growth in core - Acquisitions — opportunistic business - Replacement IRFs and other 83.1 45 to 65 Home health and hospice acquisitions (includes Alacare in 2019) 231.5 50 to 100 $468.6 $335 to $445 Debt Debt (borrowings) redemptions, net $(548.2) opportunistic reduction Quarterly cash dividend currently set at $0.28 per common share(8) Cash dividends on common stock(8) 108.7 ~$111 Shareholder Purchase of Home Health Holdings and other rollover shares and exercise of SARs distributions (see page 19) 231.4 ~263 Common stock repurchases 45.9 opportunistic $(162.2) $TBD ~$204 million authorization as of Dec. 31, 2019(1) Encompass Health See the debt schedule on page 29. Refer to pages 49-50 for end notes. 18

Overview of rollover shares and SARs held by members of the home health and hospice management team

Background

In connection with the 2014 acquisition of Encompass Home Health and Hospice:

- Certain members of that management team rolled a portion of their pre-acquisition equity into the post-acquisition entity (“Home Health Holdings”) resulting in a 16.7% ownership interest (the “Rollover Shares”).
- The Company also granted stock appreciation rights (“SARs”) based on the fair value of the common stock of Home Health Holdings to certain members of that management team. Half of the SARs vested on Jan. 1, 2019, and the other half vested on Jan. 1, 2020.
- Home Health Holdings was capitalized with a promissory note to the parent company totaling ~$385 million (equal to 5.5x the segment’s 2014 EBITDA). This was done to provide the opportunity for leveraged returns on the equity, thereby mimicking a private equity transaction structure.
- To the extent Home Health Holdings needed cash (e.g., acquisitions, capex, etc.), such amounts were added to the principal amount of the original note and subsequent new notes. Cash generated from the operations of Home Health Holdings has been used to pay interest and a portion of the principal on the notes.


Home Health Holdings
Original Rollover Shares 16.7%

Options	**Holder** – The right (but not the obligation) to sell for cash up to 1/3 of the Rollover Shares to the parent after 1/1/18; 2/3 after 1/1/19; and all outstanding Rollover Shares after 1/1/20
	Company – The right (but not the obligation) to purchase for cash all or any portion of the Rollover Shares after 1/1/20
Valuation	Fair value of the Rollover Shares and SARs is determined using the product of Home Health Holdings’ EBITDA for the trailing 12-month period and a median market price multiple based on a basket of public home health companies and recent transactions, less the current balance of the intracompany note(s) to the parent.
	As of Dec. 31, 2019, the value of the remaining Rollover Shares was approximately $208 million and the value of the remaining SARs was approximately $101 million.
Activity	In Feb. 2018, July 2019, and Jan. 2020, holders exercised their rights to sell Rollover Shares to EHC. EHC settled the first two exercises upon payment of approximately $65 million and approximately $163 million in Q1 2018 and Q3 2019, respectively. EHC expects to settle the Jan. 2020 exercises upon payment of approximately $162 million in cash in Feb. 2020. After this payment, approximately $46 million of the rollover shares will remain outstanding, representing ~1.2% Home Health Holdings.
	In Q1 2019 and Q3 2019, holders exercised vested SARs for cash proceeds of approximately $13 million and approximately $55 million, respectively. In Q1 2020, holders exercised the remaining SARs. EHC expects to settle those SARs for ~$101 million in cash in Q1 2020.

Encompass Health 19

Appendix

Encompass Health | a leading provider of inpatient rehabilitation and home-based care



Market overlap

89 of EHC's IRFs have an EHC home health location within the service area.*

Portfolio as of December 31, 2019

- Inpatient rehabilitation hospitals ("IRFs")
- Home health locations
- Hospice locations
- 9 Future IRFs**

37 States and Puerto Rico ~43,400 employees

Inpatient rehabilitation - 12/31/19	
133	IRFs (47 are joint ventures)
33	States and Puerto Rico
~31,600	Employees
23%	of licensed beds†
31%	of Medicare patients served†
Key statistics - year ended 12/31/19	
~186,800	Inpatient discharges
~$3.5	Billion in revenue

Largest owner and operator of IRFs

4th Largest provider of Medicare-certified skilled home health services

Home health and hospice - 12/31/19	
245	Home health locations
83	Hospice locations
31	States
~11,800	Employees
Key statistics - year ended 12/31/19	
~159,700	Home health admissions
~10,500	Hospice admissions
~$1.1	Billion in revenue

* Excluding markets that have home health licensure barriers ** Previously announced under development † Based on 2017 and 2018 data
Note: Two of the 245 home health locations are nonconsolidated.
These locations are accounted for using the equity method of accounting.

Encompass Health 21

Rebranding and name change

The Company's rebranding and name change reinforce its existing strategy and position as an integrated provider of inpatient and home-based care.

JULY 2017
Announced planned name change

JAN. 2018
Legally changed name and stock ticker to Encompass Health Corporation (EHC)

APRIL 2018
Phase 1 field asset conversions

JULY 2018
Phase 2 field asset conversions

OCT. 2018
Phase 3 field asset conversions

JAN. 2019
Phase 4 field asset conversions; transition complete

Encompass Health

As of Jan. 1, 2019, all of the Company's hospitals and home health and hospice locations have been transitioned to the Encompass Health brand.

	2017	2018	2019	Total
Operating expenses*	~$6 million	~$11 million	~$1 million	~$18 million
Capital expenditures	~$1 million	~$3 million	~$3 million	~$7 million
Total rebranding investment	~$7 million	~$14 million	~$4 million	~$25 million

*Included in corporate general and administrative expenses line item

Encompass Health
22

Expansion activity Inpatient Rehabilitation Facilities - As of Dec. 31, 2019 Previously announced IRF # of New Beds 9 2019 2020 2021 development projects underway De novo: Katy, TX 40 — — 1 Murrieta, CA — 50 — 3 New states 2 Sioux Falls, SD — 40 — 3 Toledo, OH 40 4 Cumming, GA — — 50 Q4 2019 expansion activity highlights: 5 North Tampa, FL — — 50 u Announced plans to build a new 40-bed 6 Stockbridge, GA — — 50 inpatient rehabilitation hospital in 7 Greenville, SC — — 40 Toledo, Ohio; expected to be operational Joint ventures: in late 2020 Lubbock, TX 40 — — u Added 40 beds to existing hospitals Boise, ID 40 — — 8 Coralville, IA — 40 — 9 San Angelo, TX — — 40 Bed expansions, net* 152 ~100 ~100 272 ~270 ~330 Home Health and Hospice Locations Q4 2019 expansion activity highlights: # of Locations u Added one home health location in December 31, 2018 278 Florida Acquisitions 48 u Opening of new locations 4 Added one hospice location in Merging of locations (2) Pennsylvania December 31, 2019 328 * Net bed expansions in each year may change due to the timing of certain regulatory approvals and/or construction delays. Encompass Health 23 For 2020, the currently expected range for bed expansions is 100 to 120.

Pre-payment claims denials - inpatient rehabilitation segment

Background

- For several years prior to 2018, under programs designated as "widespread probes," certain Medicare Administrative Contractors ("MACs") conducted pre-payment claim reviews and denied payment for certain diagnosis codes.
- Encompass Health appeals most denials. On claims it takes to an administrative law judge ("ALJ"), Encompass Health historically has experienced an approximate 70% success rate.
  - MACs identify medical documentation issues as a leading basis for denials.
  - Encompass Health's investment in clinical information systems and its medical services department has further improved its documentation and reduced technical denials.
- By statute, ALJ decisions are due within 90 days of a request for hearing, but appeals are taking years. HHS has implemented rule changes to address the backlog of appeals, but their effect is uncertain.
- In November 2018, a federal court ordered HHS to reduce the backlog in the following increments: a 19% reduction by the end of FY 2019; a 49% reduction by the end of FY 2020; a 75% reduction by the end of FY 2021; and elimination of the backlog by the end of FY 2022.
- All Medicare providers continue to experience delays resulting in a growing backlog.
  - Currently, ALJs are hearing Encompass Health appeals from claims denied up to eight years ago.
- In late 2017, CMS implemented the Targeted Probe and Educate ("TPE") initiative. For more information regarding TPE, see https://www.cms.gov/Research-Statistics-Data-and-Systems/Monitoring-Programs/Medicare-FFS-Compliance-Programs/Medical-Review/Targeted-Probe-and-EducateTPE.html
- Effective February 2018, Palmetto GBA assumed responsibilities for Cahaba's MAC jurisdiction. See announcement from CMS at https://www.cms.gov/Medicare/Medicare-Contracting/Medicare-Administrative-Contractors/Downloads/JurisdictionJAwardFactSheet-09082017.pdf

Encompass Health reserves pre-payment claim denials as a reduction of net operating revenues upon notice from a MAC a claim is under review.

Impact to Income Statement

Period	New Denials	Collections of Previously Denied Claims	Revenue Reserve for New Denials	Update of Reserve for Prior Denials
		(In Millions)		
Q4 2019	$3.8	$(4.6)	$1.1	$—
Q3 2019	11.3	(6.1)	3.4	—
Q2 2019	3.5	(1.7)	1.1	—
Q1 2019	1.6	(2.5)	0.5	—
Q4 2018	4.6	(3.2)	1.4	—
Q3 2018	0.7	(1.3)	0.2	—
Q2 2018	1.8	(2.8)	0.5	—
Q1 2018	3.1	(6.8)	0.9	—
Q4 2017	0.7	(7.8)	0.2	—
Q3 2017	7.4	(6.2)	2.2	—
Q2 2017	16.5	(7.7)	4.9	—
Q1 2017	19.0	(5.9)	5.7	—
Q4 2016	17.8	(4.4)	5.4	0.5

Impact to Balance Sheet

	Dec. 31, 2019	Dec. 31, 2018	Dec. 31, 2017
		(In Millions)	
Pre-payment claims denials	$ 155.3	$ 158.1	$ 164.0
Recorded reserves	(46.6)	(47.4)	(49.2)
Net accounts receivable from pre-payment claims denials	**$ 108.7**	**$ 110.7**	**$ 114.8**

Encompass Health

24

Business outlook: 2020 to 2022 2020 2021 2022 • Enhance clinical collaboration between the Company’s IRFs and home health locations • Build stroke market share Key • Develop and implement post-acute solutions operational • Implement changes to reimbursement models initiatives in both business segments • Implement Review Choice Demonstration Program • Participate in alternative payment models • Same-store IRF growth Core • New-store IRF growth (de novos and acquisitions) growth • Same-store home health and hospice growth • New-store home health and hospice growth (acquisitions and de novos) Expansion • Regularly evaluate strategic positioning and consider acquisitions of other of service complementary businesses offerings Strong balance • Maintain balance sheet flexibility sheet Shareholder • Quarterly cash dividends on common stock and other • Opportunistic common stock repurchases distribution • Purchases of Home Health Holdings rollover shares and exercises of SARs s Encompass Health 25

Business outlook 2020 to 2022: revenue assumptions Inpatient Rehabilitation* Volume (includes new stores) 3+% annual discharge growth Approximately 72% of segment revenue Medicare Pricing FY 2020 FY 2021 FY 2022 Amounts are approximations Q419-Q320(9) Q420-Q321 Q421-Q322 Final Rule Estimate† Estimate† Market basket update 2.9% 3.0% 3.2% Healthcare reform productivity adjustment (0.4%) (0.5%) (0.5%) Net market basket update 2.5% 2.5% 2.7% Change in wage index and other labor adjustments (0.1%) TBD TBD Change in CMG relative weights and average length of stay values(9) (1.65%) to (2.4%) TBD TBD Change in outlier threshold (0.0%) TBD TBD Estimated impact to Encompass Health 0% to 0.75% Medicare Advantage Approximately 21% of revenue and managed care pricing Expected increases 1-3% 2-4% 2-4% * Outpatient, which services accounted for 0.9% of total operating revenues for full-year 2019, is not included in the pricing assumptions. † Estimates are based on current CMS and Congressional Budget Office projections Encompass Health which do not include potential changes from legislation or the CMS rule-making process. 26 Refer to pages 49-50 for end notes.

Business outlook 2020 to 2022: revenue assumptions

Home Health*			
Volume (includes new stores)	10+% annual admission growth		
Medicare Pricing *Amounts are approximations*	Approximately 84% of segment revenue		
	CY 2020 Q120-Q420[10] Final Rule	CY 2021 Q121-Q421 Estimate†	CY 2022 Q122-Q422 Estimate†
Market basket update	1.5%	3.1%	3.2%
Legislative changes to the rural add-on program[10]	(0.2%)	(0.1%)	—%
Healthcare reform productivity adjustment	-	(0.5%)	(0.5%)
Net market basket update	1.3%	2.5%	2.7%
Impact to Encompass Health from reimbursement model changes	(2.3%)		
Estimated impact to Encompass Health, net of market basket update	(1.0%)		
Base rate reduction for assumed behavioral adjustments	(4.4%)		
Estimated impact, including the base rate reduction for assumed behavioral adjustments	(5.4%)		
Assumed offsets	3.4% to 2.4%		
Estimated impact to Encompass Health	(2.0%) to (3.0%)		
Medicare Advantage and managed care pricing	Approximately 14% of revenue		
Expected increases	0-2%	0-2%	0-2%

* Hospice, which services accounted for 3.8% of total operating revenues for full-year 2019, is not included in the above pricing assumptions. Estimated 0.25% to 0.75% net Medicare pricing increase for CY2020 for Encompass Health's hospice.

† Estimates are based on current CMS and Congressional Budget Office projections which do not include potential changes from legislation or the CMS rule-making process.
Refer to pages 49-50 for end notes.

Encompass Health 27

Business outlook 2020 to 2022: labor and other expense assumptions

Inpatient Rehabilitation

Home Health and Hospice

Salaries and Benefits	2020	2021	2022
Salary increases	~3.0%	2.85-3.35%	2.85-3.35%
Benefit costs increases	8-12%	5-10%	5-10%

Segment Operating Expenses


Salaries and benefits ~70%
Other expenses ~30%

% of Salaries and Benefits	
Salaries	~90%
Benefits	~10%


Salaries and benefits ~85%
Other expenses ~15%

IRF Expenses

- Other operating expenses and supply costs tracking with inflation

Home Health and Hospice Expenses

- Other operating expenses and supply costs tracking with inflation

Encompass Health 28

Debt schedule Change in December 31, December 31, Debt vs. ($millions) 2019 2018 YE 2018 Advances under $1 billion revolving credit facility, November 2024 - LIBOR +150bps $ 45.0 $ 30.0 $ 15.0 Term loan facility, November 2024 - LIBOR +150bps 265.2 280.1 (14.9) Bonds Payable: 5.125% Senior Notes due 2023 297.3 296.6 0.7 5.75% Senior Notes due 2024(3) 697.3 1,194.7 (497.4) 5.75% Senior Notes due 2025 345.6 345.0 0.6 4.50% Senior Notes due 2028(11) 491.7 — 491.7 4.75% Senior Notes due 2030(11) 491.7 — 491.7 Other notes payable 44.7 104.2 (59.5) Finance lease obligations 384.1 263.8 120.3 Long-term debt $ 3,062.6 $ 2,514.4 $ 548.2 Debt to Adjusted EBITDA 3.2x 2.8x Encompass Health Reconciliations to GAAP provided on pages 40-48; Refer to pages 49-50 for end notes. 29

Debt maturity profile - face value As of December 31, 2019* ($ in millions) $916 Available Callable beginning $45 Drawn + November 2017 $39 reserved Callable beginning for LC’s Revolver February 2023 capacity Callable beginning February 2025 $700 Callable beginning Callable beginning Senior September 2020 March 2018 Notes 5.75% $500 $500 $350 Senior Senior $265 $300 Senior Notes Notes Senior Term Notes 4.5% 4.75% Notes Loans 5.75% 5.125% Revolver 2020 2022 2023 2024 2024 2024 2025 2026 2027 2028 2029 2030 No significant debt maturities prior to 2023 * This chart does not include ~$384 million of finance lease obligations or ~$45 million of other notes payable. Encompass Health See the debt schedule on page 29. 30

New-store/same-store growth Inpatient Rehabilitation 25.0 20.0 Yuma, AZ (51 beds)(2) Shelby County, AL (34 beds) Boise, ID (40 beds) Bluffton, SC (38 beds) Gulfport, MS (33 beds) Katy, TX (40 beds) 15.0 Westerville, OH (60 beds) Murrells Inlet, Lubbock, TX Pearland, TX SC (29 beds) (40 beds) 10.0 (40 beds) Jackson, TN Winston-Salem, (48 beds) NC (68 beds) 5.0 0.0 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Discharges Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 New store 1.2% 1.9% 2.4% 2.0% 1.9% 1.6% 1.0% 1.7% 1.3% 1.5% 2.4% 2.0% Same store 1.6% 1.6% 1.4% 3.9% 4.8% 3.6% 2.0% 1.9% (0.2)% 2.2% 3.1% 3.2% Total by qtr. 2.8% 3.5% 3.8% 5.9% 6.7% 5.2% 3.0% 3.6% 1.1% 3.7% 5.5% 5.2% Total by year 4.0% 4.6% 3.9% Same-store year* 1.8% 2.8% 1.8% Same-store year UDS (12) (0.5)% 1.1% TBD * Includes consolidated inpatient rehabilitation hospitals classified as same store during each period Encompass Health Refer to pages 49-50 for end notes. 31

New-store/same-store growth Home Health Acquired Alacare Home Health & Hospice 30.0 (23 home health locations in Alabama) in July 2019 25.0 Acquired Camellia Healthcare (14 home health locations in 3 states) 20.0 in May 2018 15.0 10.0 5.0 0.0 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Admissions Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 New store 5.7% 6.4% 6.7% 3.5% 2.5% 5.3% 5.4% 5.3% 5.7% 2.9% 13.0% 12.3% Same store* 13.9% 13.3% 8.8% 10.1% 7.4% 5.1% 3.8% 5.4% 6.4% 8.3% 9.7% 6.6% Total by quarter 19.6% 19.7% 15.5% 13.6% 9.9% 10.4% 9.2% 10.7% 12.1% 11.2% 22.7% 18.9% Total by year 17.0% 10.0% 16.3% Same-store year* 11.4% 5.6% 7.7% u In 2017, the Company acquired or opened 15 home health locations. u In 2018, the Company acquired or opened 23 home health locations. u In 2019, the Company acquired or opened 27 home health locations. Encompass Health * Includes consolidated home health agencies classified as same store during each period 32

New-store/same-store growth Hospice Acquired Camellia Healthcare (18 hospice locations in 3 states) Acquired Alacare Home Health & Hospice in May 2018 (23 hospice locations in Alabama) 60.0 in July 2019 40.0 20.0 0.0 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Admissions Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 New store 38.6% 28.8% 24.2% 8.8% 4.4% 26.1% 40.3% 41.2% 35.5% 15.7% 34.6% 31.1% Same store* 17.2% 13.1% 28.8% 27.2% 36.8% 35.2% 21.1% 8.6% 13.7% 13.6% 5.8% 10.1% Total by quarter 55.8% 41.9% 53.0% 36.0% 41.2% 61.3% 61.4% 49.8% 49.2% 29.3% 40.4% 41.2% Total by year 45.9% 53.5% 39.8% Same-store year* 20.9% 24.6% 12.2% u In 2017, the Company acquired or opened 2 hospice locations. u In 2018, the Company acquired or opened 22 hospice locations. u In 2019, the Company acquired or opened 25 hospice locations. Encompass Health * Includes consolidated hospice agencies classified as same store during each period 33

Payment sources (percent of revenues) Inpatient Home Health Rehabilitation and Hospice Consolidated Segment Segment Q4 Q4 Q4 Full Year 2019 2018 2019 2018 2019 2018 2019 2018 Medicare 71.9% 73.4% 83.8% 85.0% 74.8% 76.0% 75.1% 75.9% Medicare Advantage 11.1% 9.5% 10.1% 9.6% 10.8% 9.5% 10.6% 9.2% Managed care 9.5% 10.2% 4.3% 3.3% 8.2% 8.7% 8.3% 8.8% Medicaid 3.2% 2.8% 1.6% 1.7% 2.8% 2.6% 2.8% 2.6% Other third-party payors 1.2% 1.5% —% —% 0.9% 1.1% 0.9% 1.1% Workers’ compensation 0.8% 0.7% 0.1% 0.3% 0.7% 0.6% 0.7% 0.7% Patients 0.6% 0.5% —% —% 0.5% 0.4% 0.5% 0.5% Other income 1.7% 1.4% 0.1% 0.1% 1.3% 1.1% 1.1% 1.2% Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Encompass Health 34

Inpatient rehabilitation operational and labor metrics Q4 Q3 Q2 Q1 Q4 Q3 Q2 Q1 Full Year 2019 2019 2019 2019 2018 2018 2018 2018 2019 2018 (In Millions) Net patient revenue- inpatient $ 873.5 $ 850.6 $ 851.8 $ 847.6 $ 822.8 $ 798.4 $ 809.6 $ 817.1 $ 3,423.5 $ 3,247.9 Net patient revenue- outpatient and other revenues 23.2 21.7 22.1 22.5 22.9 27.2 25.0 23.2 89.5 98.3 Net operating revenues $ 896.7 $ 872.3 $ 873.9 $ 870.1 $ 845.7 $ 825.6 $ 834.6 $ 840.3 $ 3,513.0 $ 3,346.2 (Actual Amounts) Discharges(13) 47,885 46,669 46,679 45,609 45,498 44,230 45,010 45,108 186,842 179,846 Net patient revenue per discharge $ 18,242 $ 18,226 $ 18,248 $ 18,584 $ 18,084 $ 18,051 $ 17,987 $ 18,114 $ 18,323 $ 18,059 Outpatient visits 82,536 86,395 104,566 102,028 111,399 119,006 131,041 127,308 375,525 488,754 Average length of stay 12.4 12.6 12.5 12.8 12.5 12.7 12.5 12.7 12.6 12.6 Occupancy % 70.0% 69.2% 70.6% 72.3% 68.8% 68.9% 70.1% 71.9% 69.5% 69.3% # of licensed beds 9,249 9,219 9,062 8,941 8,966 8,888 8,848 8,831 9,249 8,966 Occupied beds 6,474 6,380 6,398 6,464 6,169 6,124 6,202 6,349 6,428 6,213 Full-time equivalents (FTEs)(14) 22,096 22,037 21,570 21,345 21,199 21,119 21,010 20,978 21,762 21,076 Contract labor 159 187 227 246 266 237 248 285 205 259 Total FTE and contract labor 22,255 22,224 21,797 21,591 21,465 21,356 21,258 21,263 21,967 21,335 EPOB(15) 3.44 3.48 3.41 3.34 3.48 3.49 3.43 3.35 3.42 3.43 Refer to pages 49-50 for end notes. Encompass Health 35

Home health and hospice operational metrics

	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018	Full Year 2019	Full Year 2018
					(In Millions)					
Net home health revenue	$ 236.9	$ 238.9	$ 222.7	$ 219.5	$ 215.3	$ 209.2	$ 204.8	$ 185.3	$ 918.0	$ 814.6
Net hospice revenue	50.8	50.4	38.4	34.4	35.0	32.8	28.3	20.4	174.0	116.5
Net operating revenues	$ 287.7	$ 289.3	$ 261.1	$ 253.9	$ 250.3	$ 242.0	$ 233.1	$ 205.7	$ 1,092.0	$ 931.1
Home Health:					(Actual Amounts)					
Admissions[16]	41,781	42,174	37,828	37,944	35,151	34,364	34,026	33,855	159,727	137,396
Recertifications	29,460	30,213	28,129	28,282	29,530	28,733	28,089	25,229	116,084	111,581
Episodes	73,055	72,016	66,881	63,626	64,037	61,765	61,238	56,658	275,578	243,698
Average revenue per episode	$ 2,901	$ 2,980	$ 2,959	$ 3,057	$ 2,972	$ 2,995	$ 2,968	$ 2,934	$ 2,972	$ 2,968
Episodic visits per episode	16.4	17.3	17.1	17.7	17.4	17.6	17.5	17.9	17.1	17.6
Total visits	1,372,326	1,425,323	1,325,362	1,308,610	1,285,150	1,259,055	1,240,490	1,174,950	5,431,621	4,959,645
Cost per visit	$ 79	$ 78	$ 76	$ 75	$ 76	$ 77	$ 76	$ 75	$ 77	$ 76
Hospice:										
Admissions[17]	2,866	2,884	2,324	2,378	2,030	2,054	1,797	1,593	10,452	7,474
Patient days	345,855	353,549	259,501	239,022	231,515	223,834	192,404	143,231	1,197,927	790,984
Average daily census	3,759	3,843	2,852	2,656	2,516	2,433	2,114	1,591	3,282	$ 2,167
Revenue per day	$ 147	$ 142	$ 148	$ 144	$ 151	$ 147	$ 148	$ 142	$ 145	$ 147

Encompass Health

Refer to pages 49-50 for end notes.

36

Share information Weighted Average for the Period Q4 Full Year (Millions) 2019 2018 2019 2018 2017 Basic shares outstanding(18) 97.8 98.0 98.0 97.9 93.7 Convertible senior subordinated notes(18) — — — — 4.0 Restricted stock awards, dilutive stock options, restricted stock units, and common stock warrants 1.7 2.0 1.4 1.9 1.6 Diluted shares outstanding 99.5 100.0 99.4 99.8 99.3 End of Period Q4 Full Year (Millions) 2019 2018 2019 2018 2017 Basic shares outstanding(18) 98.6 98.9 98.6 98.9 98.3 Encompass Health Refer to pages 49-50 for end notes. 37

Segment operating results

(In Millions)	Q4 2019 IRF	Q4 2019 Home Health and Hospice	Q4 2019 Reclasses	Q4 2019 Consolidated	Q4 2018 IRF	Q4 2018 Home Health and Hospice	Q4 2018 Reclasses	Q4 2018 Consolidated
Net operating revenues	$ 896.7	$ 287.7	$ –	$ 1,184.4	$ 845.7	$ 250.3	$ –	$ 1,096.0
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(465.4)	–	(203.1)	(668.5)	(437.2)	–	(176.1)	(613.3)
Other operating expenses[a]	(135.8)	–	(23.5)	(159.3)	(128.2)	–	(19.9)	(148.1)
Supplies	(37.7)	–	(5.5)	(43.2)	(36.4)	–	(4.5)	(40.9)
Occupancy	(15.7)	–	(4.9)	(20.6)	(16.4)	–	(3.9)	(20.3)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	–	(133.4)	133.4	–	–	(116.1)	116.1	–
Support and overhead costs	–	(103.6)	103.6	–	–	(88.3)	88.3	–
	(654.6)	(237.0)	–	(891.6)	(618.2)	(204.4)	–	(822.6)
Other income[b]	4.0	–	–	4.0	0.1	–	–	0.1
Equity in net income of nonconsolidated affiliates	1.0	0.2	–	1.2	2.0	0.3	–	2.3
Noncontrolling interests[c]	(22.0)	(1.3)	–	(23.3)	(17.9)	(2.1)	–	(20.0)
Segment Adjusted EBITDA	**$ 225.1**	**$ 49.6**	**$ –**	**274.7**	**$ 211.7**	**$ 44.1**	**$ –**	**255.8**
General and administrative expenses[d][e]				(36.5)				(34.0)
Adjusted EBITDA				**$ 238.2**				**$ 221.8**

In arriving at Adjusted EBITDA, the following were excluded:

	Q4 2019 IRF	Q4 2019 Home Health and Hospice	Q4 2019 Reclasses	Q4 2019 Consolidated	Q4 2018 IRF	Q4 2018 Home Health and Hospice	Q4 2018 Reclasses	Q4 2018 Consolidated
(a) Loss on disposal of assets	$ 7.8	$ –	$ –	$ 7.8	$ 3.5	$ –	$ –	$ 3.5
(b) Change in fair market value of equity securities	$ 0.4	$ –	$ –	$ 0.4	$ 0.8	$ –	$ –	$ 0.8
(c) SARs mark-to-market impact on noncontrolling interests (see page 19)	$ –	$ (0.7)	$ –	$ (0.7)	$ –	$ (0.4)	$ –	$ (0.4)
(d) Stock-based compensation	$ –	$ –	$ –	$ 27.4	$ –	$ –	$ –	$ 20.3
(e) Transaction costs	$ –	$ –	$ –	$ 0.1	$ –	$ –	$ –	–

Encompass Health

Reconciliations to GAAP provided on pages 40-48

38

Segment operating results

(In Millions)	2019 IRF	2019 Home Health and Hospice	2019 Reclasses	2019 Consolidated	2018 IRF	2018 Home Health and Hospice	2018 Reclasses	2018 Consolidated
	Year Ended December 31, 2019				Year Ended December 31, 2018			
Net operating revenues	$ 3,513.0	$ 1,092.0	$ —	$ 4,605.0	$ 3,346.2	$ 931.1	$ —	$ 4,277.3
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(1,813.1)	—	(758.9)	(2,572.0)	(1,701.5)	—	(652.5)	(2,354.0)
Other operating expenses[(a)]	(521.9)	—	(90.6)	(612.5)	(502.3)	—	(77.1)	(579.4)
Supplies	(147.0)	—	(20.9)	(167.9)	(140.6)	—	(18.1)	(158.7)
Occupancy	(64.8)	—	(17.5)	(82.3)	(63.8)	—	(14.2)	(78.0)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	—	(506.2)	506.2	—	—	(438.4)	438.4	—
Support and overhead costs[(b)]	—	(381.7)	381.7	—	—	(323.5)	323.5	—
	(2,546.8)	(887.9)	—	(3,434.7)	(2,408.2)	(761.9)	—	(3,170.1)
Other income[(c)(d)]	10.5	—	—	10.5	3.6	0.5	—	4.1
Equity in net income of nonconsolidated affiliates	5.5	1.2	—	6.7	7.5	1.2	—	8.7
Noncontrolling interests[(e)]	(82.6)	(9.5)	—	(92.1)	(77.2)	(8.5)	—	(85.7)
Segment Adjusted EBITDA	**$ 899.6**	**$ 195.8**	**$ —**	**1,095.4**	**$ 871.9**	**$ 162.4**	**$ —**	**1,034.3**
General and administrative expenses[(f)(g)]				(130.5)				(133.3)
Adjusted EBITDA				**$ 964.9**				**$ 901.0**

In arriving at Adjusted EBITDA, the following were excluded:

	2019 IRF	2019 Home Health and Hospice	2019 Reclasses	2019 Consolidated	2018 IRF	2018 Home Health and Hospice	2018 Reclasses	2018 Consolidated
(a) Loss (gain) on disposal of assets	$ 11.2	$ (0.1)	$ —	$ 11.1	$ 5.7	$ —	$ —	$ 5.7
(b) Payroll taxes on SARs exercise	$ —	$ 1.0	$ —	$ 1.0	$ —	$ —	$ —	$ —
(c) Change in fair market value of equity securities	$ (0.8)	$ —	$ —	$ (0.8)	$ 1.9	$ —	$ —	$ 1.9
(d) Gain on consolidation of Yuma[(2)]	$ (19.2)	$ —	$ —	$ (19.2)	$ —	$ —	$ —	$ —
(e) SARs mark-to-market impact on noncontrolling interests (see page 19)	$ —	$ (5.0)	$ —	$ (5.0)	$ —	$ (2.6)	$ —	$ (2.6)
(f) Stock-based compensation	$ —	$ —	$ —	$ 114.4	$ —	$ —	$ —	$ 85.9
(g) Transaction costs	$ —	$ —	$ —	$ 2.1	$ —	$ —	$ —	$ 1.0

Encompass Health

Reconciliations to GAAP provided on pages 40-48

39

Reconciliation of net income to Adjusted EBITDA(7)

(in millions, except per share data)	2019 Q1 Total	Q1 Per Share	Q2 Total	Q2 Per Share	Q3 Total	Q3 Per Share	Q4 Total	Q4 Per Share	Full Year Total	Full Year Per Share
Net Income	$ 125.2		$ 110.9		$ 119.5		$ 90.2		$ 445.8	
Loss from disc ops, net of tax, attributable to Encompass Health	0.5		0.1		—		—		0.6	
Net income attributable to noncontrolling interests	(22.9)		(19.7)		(21.9)		(22.6)		(87.1)	
Income from continuing operations attributable to Encompass Health*	102.8	$ 1.04	91.3	$ 0.92	97.6	$ 0.98	67.6	$ 0.68	359.3	$ 3.62
Provision for income tax expense	30.8		23.5		34.3		27.3		115.9	
Interest expense and amortization of debt discounts and fees	37.2		37.7		40.3		44.5		159.7	
Depreciation and amortization	52.5		52.7		55.1		58.4		218.7	
Loss on early extinguishment of debt(3)	—		2.3		—		5.4		7.7	
Loss on disposal of assets	1.1		1.3		0.9		7.8		11.1	
Stock-based compensation expense	19.4		45.9		21.7		27.4		114.4	
Transaction costs	0.6		0.4		1.0		0.1		2.1	
Gain on consolidation of Yuma(2)	—		—		(19.2)		—		(19.2)	
SARs mark-to-market impact on noncontrolling interests (see page 19)	(0.8)		(2.6)		(0.9)		(0.7)		(5.0)	
Change in fair market value of equity securities	(0.9)		(0.3)		—		0.4		(0.8)	
Payroll taxes on SARs exercise	0.2		—		0.8		—		1.0	
Adjusted EBITDA	$ 242.9		$ 252.2		$ 231.6		$ 238.2		$ 964.9	
Weighted average common shares outstanding:										
Basic		98.4		98.0		97.8		97.8		98.0
Diluted		99.7		99.3		99.4		99.5		99.4

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.
Refer to pages 49-50 for end notes.

Encompass Health

40

Reconciliation of net income to Adjusted EBITDA(7)

	2018									
	Q1		Q2		Q3		Q4		Full Year	
(in millions, except per share data)	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
Net Income	$ 105.2		$ 113.2		$ 109.3		$ 47.7		$ 375.4	
Loss (income) from disc ops, net of tax, attributable to Encompass Health	0.5		(0.2)		0.1		(1.5)		(1.1)	
Net income attributable to noncontrolling interests	(21.4)		(21.4)		(20.7)		(19.6)		(83.1)	
Income from continuing operations attributable to Encompass Health*	84.3	$ 0.85	91.6	$ 0.92	88.7	$ 0.89	26.6	$ 0.26	291.2	$ 2.92
Gov't, class action, and related settlements(4)	—		—		—		52.0		52.0	
Provision for income tax expense	30.0		29.3		30.2		29.4		118.9	
Interest expense and amortization of debt discounts and fees	35.6		37.7		37.3		36.7		147.3	
Depreciation and amortization	45.9		49.7		51.2		52.9		199.7	
Loss (gain) on disposal of assets	0.8		2.4		(1.0)		3.5		5.7	
Stock-based compensation expense	26.1		21.4		18.1		20.3		85.9	
Transaction costs	1.0		—		—		—		1.0	
SARs mark-to-market impact on noncontrolling interests (see page 19)	(1.0)		(0.9)		(0.3)		(0.4)		(2.6)	
Change in fair market value of equity securities	0.6		0.4		0.1		0.8		1.9	
Adjusted EBITDA	$ 223.3		$ 231.6		$ 224.3		$ 221.8		$ 901.0	
Weighted average common shares outstanding:										
Basic		97.8		97.9		98.0		98.0		97.9
Diluted		99.4		99.6		100.0		100.0		99.8

Encompass Health

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.
Refer to pages 49-50 for end notes.

41

Net cash provided by operating activities reconciled to Adjusted EBITDA(7) Q4 Full Year (In Millions) 2019 2018 2019 2018 Net cash provided by operating activities $ 215.6 $ 178.4 $ 635.3 $ 762.4 Interest expense and amortization of debt discounts and fees 44.5 36.7 159.7 147.3 Equity in net income of nonconsolidated affiliates 1.2 2.3 6.7 8.7 Net income attributable to noncontrolling interests in continuing operations (22.6) (19.6) (87.1) (83.1) Amortization of debt-related items (1.4) (1.0) (4.5) (4.0) Distributions from nonconsolidated affiliates (1.8) (2.8) (6.6) (8.3) Current portion of income tax expense 8.1 30.5 75.9 128.0 Change in assets and liabilities (5.3) 1.1 180.1 (46.0) Cash (provided by) used in operating activities of discontinued operations (0.2) (1.5) 4.4 (0.8) Transaction costs 0.1 — 2.1 1.0 SARs mark-to-market impact on noncontrolling interests (see page 19) (0.7) (0.4) (5.0) (2.6) Payroll taxes on SARs exercise — — 1.0 — Change in fair market value of equity securities 0.4 0.8 (0.8) 1.9 Other 0.3 (2.7) 3.7 (3.5) Adjusted EBITDA $ 238.2 $ 221.8 $ 964.9 $ 901.0 Encompass Health Refer to pages 49-50 for end notes. 42

Reconciliation of segment Adjusted EBITDA to income from continuing operations before income tax expense Three Months Ended Year Ended December 31, December 31, 2019 2018 2019 2018 (In Millions) Total segment Adjusted EBITDA $ 274.7 $ 255.8 $ 1,095.4 $ 1,034.3 General and administrative expenses (64.0) (54.3) (247.0) (220.2) Depreciation and amortization (58.4) (52.9) (218.7) (199.7) Loss on disposal of assets (7.8) (3.5) (11.1) (5.7) Government, class action, and related settlements(4) — (52.0) — (52.0) Loss on early extinguishment of debt(3) (5.4) — (7.7) — Interest expense and amortization of debt discounts and fees (44.5) (36.7) (159.7) (147.3) Net income attributable to noncontrolling interests 22.6 19.6 87.1 83.1 SARs mark-to-market impact on noncontrolling interests (see page 19) 0.7 0.4 5.0 2.6 Change in fair market value of equity securities (0.4) (0.8) 0.8 (1.9) Gain on consolidation of Yuma(2) — — 19.2 — Payroll taxes on SARs exercise — — (1.0) — Income from continuing operations before income tax expense $ 117.5 $ 75.6 $ 562.3 $ 493.2 Encompass Health 43

Reconciliation of net cash provided by operating activities to adjusted free cash flow(6) Q4 Full Year (In Millions) 2019 2018 2019 2018 Net cash provided by operating activities $ 215.6 $ 178.4 $ 635.3 $ 762.4 Impact of discontinued operations (0.2) (1.5) 4.4 (0.8) Net cash provided by operating activities of continuing operations 215.4 176.9 639.7 761.6 Capital expenditures for maintenance (62.0) (47.6) (167.1) (152.9) Distributions paid to noncontrolling interests of consolidated affiliates (22.2) (18.9) (79.8) (75.4) Items non-indicative of ongoing operating performance: Cash paid for government, class action, and related settlements 5.6 — 52.0 — Transaction costs and related assumed liabilities 0.1 2.9 2.1 0.5 Cash paid for SARs exercise (inclusive of payroll taxes) — — 69.6 4.3 Adjusted free cash flow $ 136.9 $ 113.3 $ 516.5 $ 538.1 Cash dividends on common stock $ 27.4 $ 26.4 $ 108.7 $ 100.8 Encompass Health Refer to pages 49-50 for end notes. 44

Adjusted EPS[5] - Q4 2019

	For the Three Months Ended December 31, 2019						
		Adjustments					
	As Reported	Mark-to-Market Adjustment for Stock Comp. Expense	Loss on Early Exting. of Debt	Income Tax Adjustments	Transaction Costs	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)						
Adjusted EBITDA	$ 238.2	$ —	$ —	$ —	$ —	$ —	$ 238.2
Depreciation and amortization	(58.4)	—	—	—	—	—	(58.4)
Interest expense and amortization of debt discounts and fees	(44.5)	—	—	—	—	—	(44.5)
Stock-based compensation	(27.4)	15.5	—	—	—	—	(11.9)
Loss on disposal of assets	(7.8)	—	—	—	—	—	(7.8)
Loss on early extinguishment of debt[3]	(5.4)	—	5.4	—	—	—	—
Transaction costs	(0.1)	—	—	—	0.1	—	—
SARs mark-to-market impact on noncontrolling interests (see page 19)	0.7	(0.7)	—	—	—	—	—
Change in fair market value of equity securities	(0.4)	—	—	—	—	0.4	—
Income from continuing operations before income tax expense	94.9	14.8	5.4	—	0.1	0.4	115.6
Provision for income tax expense	(27.3)	(4.0)	(1.5)	2.3	(0.1)	(0.1)	(30.7)
Income from continuing operations attributable to Encompass Health	$ 67.6	$ 10.8	$ 3.9	$ 2.3	$ —	$ 0.3	$ 84.9
Diluted earnings per share from continuing operations*	$ 0.68	$ 0.11	$ 0.04	$ 0.02	$ —	$ —	$ 0.85
Diluted shares used in calculation	99.5						

* Adjusted EPS may not sum across due to rounding.
Refer to pages 49-50 for end notes.

Encompass Health
45

Adjusted EPS[5] - Q4 2018

	For the Three Months Ended December 31, 2018					
		Adjustments				
	As Reported	Gov't, Class Action, & Related Settlements	Mark-to-Market Adjustment for Stock Compensation Expense	Income Tax Adjustments	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)					
Adjusted EBITDA	**$ 221.8**	–	**$ –**	**$ –**	**$ –**	**$ 221.8**
Depreciation and amortization	(52.9)	–	–	–	–	(52.9)
Interest expense and amortization of debt discounts and fees	(36.7)	–	–	–	–	(36.7)
Stock-based compensation	(20.3)	–	4.6	–	–	(15.7)
Loss on disposal of assets	(3.5)	–	–	–	–	(3.5)
SARs mark-to-market impact on noncontrolling interests (see page 19)	0.4	–	(0.4)	–	–	–
Change in fair market value of equity securities	(0.8)	–	–	–	0.8	–
Government, class action, and related settlements[4]	(52.0)	52.0	–	–	–	
Income from continuing operations before income tax expense	56.0	52.0	4.2	–	0.8	113.0
Provision for income tax expense	(29.4)	–	(1.2)	(1.9)	(0.2)	(32.7)
Income from continuing operations attributable to Encompass Health	**$ 26.6**	**$ 52.0**	**$ 3.0**	**$ (1.9)**	**$ 0.6**	**$ 80.3**
Diluted earnings per share from continuing operations*	**$ 0.26**	**$ 0.52**	**$ 0.03**	**$ (0.02)**	**$ 0.01**	**$ 0.80**
Diluted shares used in calculation	**100.0**					

* Adjusted EPS may not sum across due to rounding.
Refer to pages 49-50 for end notes.

Encompass Health 46

Adjusted EPS[5] - YTD 2019

For the Year Ended December 31, 2019

	As Reported	Adjustments: Mark-to-Market Adjustment for Stock Comp. Expense	Adjustments: Loss on Early Exting. of Debt	Adjustments: Income Tax Adjustments	Adjustments: Transaction Costs	Adjustments: Change in Fair Market Value of Equity Securities	Adjustments: Gain on Consolidation of Yuma	Adjustments: Payroll Taxes on SARs Exercise	As Adjusted
	(In Millions, Except Per Share Amounts)								
Adjusted EBITDA	$ 964.9	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ 964.9
Depreciation and amortization	(218.7)	—	—	—	—	—	—	—	(218.7)
Interest expense and amortization of debt discounts and fees	(159.7)	—	—	—	—	—	—	—	(159.7)
Stock-based compensation	(114.4)	68.5	—	—	—	—	—	—	(45.9)
Loss on disposal of assets	(11.1)	—	—	—	—	—	—	—	(11.1)
Loss on early extinguishment of debt[3]	(7.7)	—	7.7	—	—	—	—	—	—
Transaction costs	(2.1)	—	—	—	2.1	—	—	—	—
Gain on consolidation of Yuma[2]	19.2	—	—	—	—	—	(19.2)	—	—
SARs mark-to-market impact on noncontrolling interests (see page 19)	5.0	(5.0)	—	—	—	—	—	—	—
Change in fair market value of equity securities	0.8	—	—	—	—	(0.8)	—	—	—
Payroll taxes on SARs exercise	(1.0)	—	—	—	—	—	—	1.0	—
Income from continuing operations before income tax expense	475.2	63.5	7.7	—	2.1	(0.8)	(19.2)	1.0	529.5
Provision for income tax expense	(115.9)	(17.2)	(2.1)	(10.3)	(0.6)	0.2	5.2	(0.2)	(140.9)
Income from continuing operations attributable to Encompass Health	$ 359.3	$ 46.3	$ 5.6	$ (10.3)	$ 1.5	$ (0.6)	$ (14.0)	$ 0.8	$ 388.6
Diluted earnings per share from continuing operations*	$ 3.62	$ 0.47	$ 0.06	$ (0.10)	$ 0.02	$ (0.01)	$ (0.14)	$ 0.01	$ 3.91
Diluted shares used in calculation	99.4								

* Adjusted EPS may not sum across due to rounding.
Refer to pages 49-50 for end notes.

Encompass Health

47

Adjusted EPS[5] - YTD 2018

	For the Year Ended December 31, 2018						
		Adjustments					
	As Reported	Gov't, Class Action, & Related Settlements	Mark-to-Market Adjust. on Stock Comp. Expense	Income Tax Adjustments	Transaction Costs	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)						
Adjusted EBITDA	$ 901.0	—	$ —	$ —	$ —	$ —	$ 901.0
Depreciation and amortization	(199.7)	—	—	—	—	—	(199.7)
Interest expense and amortization of debt discounts and fees	(147.3)	—	—	—	—	—	(147.3)
Stock-based compensation	(85.9)	—	31.2	—	—	—	(54.7)
Loss on disposal of assets	(5.7)	—	—	—	—	—	(5.7)
Transaction costs	(1.0)	—	—	—	1.0	—	—
SARs mark-to-market impact on noncontrolling interests (see page 19)	2.6	—	(2.6)	—	—	—	—
Change in fair market value of equity securities	(1.9)	—	—	—	—	1.9	—
Government, class action, and related settlements[4]	(52.0)	52.0	—	—	—	—	—
Income from continuing operations before income tax expense	410.1	52.0	28.6	—	1.0	1.9	493.6
Provision for income tax expense	(118.9)	—	(8.0)	(3.3)	(0.3)	(0.5)	(131.0)
Income from continuing operations attributable to Encompass Health	**$ 291.2**	**$ 52.0**	**$ 20.6**	**$ (3.3)**	**$ 0.7**	**$ 1.4**	**$ 362.6**
Diluted earnings per share from continuing operations*	**$ 2.92**	**$ 0.52**	**$ 0.21**	**$ (0.03)**	**$ 0.01**	**$ 0.01**	**$ 3.63**
Diluted shares used in calculation	**99.8**						

Encompass Health

* Adjusted EPS may not sum across due to rounding.
Refer to pages 49-50 for end notes.

48

End notes (1) On Oct. 28, 2013, the Company announced its board of directors authorized the repurchase of up to $200 million of its common stock. On Feb. 14, 2014, the Company's board approved an increase in this common stock repurchase authorization from $200 million to $250 million. As of June 30, 2018, the remaining repurchase authorization was approximately $58 million. On July 24, 2018, the Company's board approved resetting the aggregate common stock repurchase authorization to $250 million. As of December 31, 2019, the remaining repurchase authorization was approximately $204 million. (2) As a result of negotiations with our partner to amend the joint venture agreement related to Yuma Rehabilitation Hospital, the accounting for this hospital changed from the equity method of accounting to a consolidated entity effective July 1, 2019. We accounted for this change in control as a business combination and consolidated this entity using the acquisition method. As a result of our consolidation of this hospital and the remeasurement of our previously held equity interest at fair value, we recorded a $19.2 million gain as part of other income in the third quarter of 2019. (3) In June 2019, the Company redeemed $100 million of its 5.75% Senior Notes due 2024 at a price of 101.917%, which resulted in a total cash outlay of ~$102 million. The redemption was funded using cash on hand and funding under the Company’s revolving credit facility. As a result of this redemption, the Company recorded an approximate $2 million loss on early extinguishment of debt in the second quarter of 2019. In November 2019, the Company redeemed $400 million of its 5.75% Senior Notes due 2024 at a price of 100.958%, which resulted in a total cash outlay of approximately $404 million. The redemption was funded using a portion of the proceeds from the Company’s September 2019 public offering of $1 billion of senior unsecured notes (see end note 11). As a result of the redemption, the Company recorded an approximate $5 million loss on early extinguishment of debt in the fourth quarter of 2019. (4) As previously disclosed, from 2013 to 2019, the Company cooperated with an investigation of alleged improper or fraudulent Medicare and Medicaid claims. The investigation, under the direction of DOJ, produced no evidence of fraud, falsity or wrongdoing. However, based on discussions with DOJ, and having considered the burdens and distractions associated with continuing the investigation and the likely costs of future litigation, the Company estimated a settlement value of $48 million and accrued a loss contingency in that amount in the fourth quarter of 2018. Following further discussions, the Company entered into an agreement effective as of June 21, 2019 to settle the DOJ investigation, together with related qui tam or “whistleblower” lawsuits, for a cash payment of $48 million. (5) The Company is providing adjusted earnings per share from continuing operations attributable to Encompass Health (“adjusted earnings per share”), which is a non- GAAP measure. The Company believes the presentation of adjusted earnings per share provides useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods given that it excludes the impact of government, class action, and related settlements, professional fees - accounting, tax, and legal, mark-to-market adjustments for stock appreciation rights, gains or losses related to hedging and equity instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments, settlements of income tax claims and windfall tax benefits), items related to corporate and facility restructurings, and certain other items deemed to be non-indicative of ongoing operating performance. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company's ongoing operating performance. Accordingly, they can complicate comparisons of the Company's results of operations across periods and comparisons of the Company's results to those of other healthcare companies. Adjusted earnings per share should not be considered as a measure of financial performance under generally accepted accounting principles in the United States as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.* (6) Definition of adjusted free cash flow, which is a non-GAAP measure, is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and certain other items deemed to be non-indicative of ongoing operating performance. Common stock dividends are not included in the calculation of adjusted free cash flow. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. (7) Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future the Company may incur expenses similar to the adjustments set forth. (8) On July 20, 2017, the board of directors approved a $0.01 per share, or 4.2%, increase to the quarterly cash dividend on the Company’s common stock, bringing the quarterly cash dividend to $0.25 per common share. On July 24, 2018, the board of directors approved a $0.02 per share, or 8.0%, increase to the quarterly cash dividend on the Company’s common stock, bringing the quarterly cash dividend to $0.27 per common share. On July 23, 2019, the board of directors approved a $0.01 per share, or 3.7%, increase to the quarterly cash dividend on the Company’s common stock, bringing the quarterly cash dividend to $0.28 per common share. Encompass Health * Reconciliations to GAAP provided on pages 40-48. 49

End notes, con’t. (9) On July 31, 2019, the Centers for Medicare and Medicaid Services released its notice of final rule making for fiscal year 2020 under the inpatient rehabilitation facility prospective payment system (the “2020 Final IRF Rule”). Based on its analysis of the adjustments included in the final rule and other factors, including the acuity of the Company’s patients over the three-month period ended December 31, 2019, the Company currently estimates its Medicare payment rates for its inpatient rehabilitation segment will be flat to up 75 basis points in fiscal year 2020 (effective October 1, 2019). Beginning on October 1, 2019, CMS will implement new case mix groupings, relative weights and length of stay values to reflect incorporation of CARE Tool assessment data. These changes will impact payment under the IRF-PPS. (10) On October 31, 2019, CMS released its notice of final rulemaking for calendar year 2020 (the “2020 Final HH Rule”) for home health agencies under the home health prospective payment system (the “HH-PPS”). The 2020 Final HH Rule implemented a net 1.3% market basket increase (market basket update of 1.5% reduced by 0.2% for an extension of the rural payment add-on factor) on January 1, 2020. Additionally, pursuant to the requirements of The Bipartisan Budget Act (“BBA”) of 2018, the 2020 Final HH Rule set out significant changes to the HH-PPS, including a new payment system, referred to as the Patient-Driven Groupings Model (“PDGM”), that uses 30-day payment periods and relies more heavily on clinical characteristics and other patient information (such as principal diagnosis, functional level, referral source, and timing), rather than the former therapy service-use thresholds, to set payments. CMS also finalized a 4.36% reduction in the base payment rate for 2020 intended to offset the provider behavioral changes that CMS assumed PDGM will drive. The 2020 Final HH Rule also eliminated by 2021 the process known as Request for Anticipated Payments (“RAPs”) which allows providers to seek reimbursement of either 50% or 60% of the estimated base payment for the full care episode at the beginning of that episode. As part of eliminating RAPs, beginning January 1, 2021, CMS will require home health agencies to submit “no pay” RAPs within five days of initiating a care episode, with a payment penalty for failing to timely submit the “no pay” RAP. Beginning January 1, 2022, CMS will require home health agencies to submit certain documentation and information through a notice of admission (“NOA”) within five days of initiating a care episode, with a payment penalty for failing to timely submit the NOA. CMS also adopted additional quality reporting measures and significantly increased the standardized patient assessment data elements collected by providers. Based on 2018 data and assuming no change in the foregoing and other factors, which are subject to potentially significant change, we estimate a 2% to 3% incremental reduction (after the 1.3% net market basket update) in Medicare payments for 2020. (11) In September 2019, the Company issued $500 million of 4.5% Senior Notes due 2028 and $500 million of 4.75% Senior Notes due 2030. The proceeds were used to fund the purchase of the home health rollover shares and exercise of SARs in Q3 2019, fund a call of $400 million of 5.75% Senior Notes due 2024 in Q4 2019, and repay borrowings under the Company’s revolving credit facility. (12) Data provided by Uniform Data System for Medical Rehabilitation, a division of UB Foundation Activities, Inc., a data gathering and analysis organization for the rehabilitation industry; represents ~80% of industry, including Encompass Health inpatient rehabilitation sites (13) Represents discharges from 133 consolidated hospitals in Q4 and Q3 2019; 130 consolidated hospitals in Q2 2019; 129 consolidated hospitals in Q1 2019 and Q4 2018; 128 consolidated hospitals in Q3 2018; 127 consolidated hospitals in Q2 2018; and 126 consolidated hospitals in Q1 2018 (14) Full-time equivalents included in the table represent Encompass Health employees who participate in or support the operations of our hospitals and include an estimate of full-time equivalents related to contract labor. (15) Employees per occupied bed, or “EPOB,” is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. (16) Represents home health admissions from 243 consolidated locations in Q4 2019; 243 consolidated locations in Q3 2019; 220 consolidated locations in Q2 2019; 219 consolidated locations in Q1 2019; 218 consolidated locations in Q4 2018; 214 consolidated locations in Q3 2018; 213 consolidated locations in Q2 2018; and 196 consolidated locations in Q1 2018 (17) Represents hospice admissions from 83 locations in Q4 2019; 82 locations in Q3 2019; 59 locations in Q2 and Q1 2019; 58 locations in Q4 2018; 57 locations in Q3 2018 and Q2 2018; and 38 locations in Q1 2018 (18) In November 2013, the Company closed separate, privately negotiated exchanges in which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of its 6.5% Series A Convertible Perpetual Preferred Stock. The Company recorded ~$249 million as debt and ~$71 million as equity. In May 2017, the Company provided notice of its intent to redeem all $320 million of outstanding convertible notes. In lieu of receiving the redemption price, the holders had the right to convert their notes into shares of the Company’s common stock at a conversion rate of 27.2221 shares per $1,000 principal amount of Notes, which rate was increased by a make-whole premium. In the aggregate, holders of $319.4 million in principal elected to convert, which resulted in the Company issuing 8,895,483 shares of common stock (approximately 8.6 million shares were previously included in the diluted share count). The remaining $0.6 million of principal was redeemed by cash payment. Encompass Health 50